Exhibit 99.1
Union Pacific and Norfolk Southern Discussing Possible Merger
OMAHA, Neb., July 24, 2025 – Union Pacific Corporation (NYSE: UNP) and Norfolk Southern Corporation (NYSE: NSC) confirmed today that the companies are engaged in advanced discussions regarding a potential business combination. There can be no assurances as to whether an agreement for a transaction will be reached or as to the terms of any such transaction.

Union Pacific and Norfolk Southern stated that they do not intend to make additional comments or provide an update on this matter unless and until they determine that disclosure is required or otherwise appropriate.

ABOUT UNION PACIFIC
Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.
Union Pacific Investor Contact: Diana Prauner at 402-544-4227 or dprauner@up.com
Media Contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com
www.up.com
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This press release contains forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, statements and information regarding future expectations, outcomes or results of the company, projections, predictions, expectations, estimates or forecasts and management’s beliefs, expectations, goals and objectives, and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance, outcomes or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward looking information, including expectations regarding operational and financial improvements and the Company’s future performance, outcomes or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement, as well as the risk factors discussed in the Company’s Annual Report on Form 10-K for 2024, which was filed with the SEC on February 7, 2025.

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References to the Company’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.